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                                  EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), is entered into this 1st day of January, 2004, by and between The Home Loan Savings Bank, a savings and loan association incorporated under Ohio law (hereinafter referred to as the "BANK"), and Kyle R. Hamilton, an individual (the "EMPLOYEE");

                                   WITNESSETH:

      WHEREAS, the EMPLOYEE is currently employed as the Executive Vice President of the BANK;

      WHEREAS, as a result of the skill, knowledge and experience of the EMPLOYEE, the Board of Directors of the BANK desires to retain the services of the EMPLOYEE as the Executive Vice President of the BANK;

      WHEREAS, the EMPLOYEE desires to continue to serve as the Executive Vice President of the BANK; and

      WHEREAS, the EMPLOYEE and the BANK desire to enter into this AGREEMENT to set forth the terms and conditions of the employment relationship between the BANK and the EMPLOYEE;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the BANK and the EMPLOYEE hereby agree as follows:

Employment and Term.

Term. Upon the terms and subject to the conditions of this AGREEMENT, the BANK hereby employs the EMPLOYEE, and the EMPLOYEE hereby accepts employment, as the Executive Vice President of the BANK. The term of this AGREEMENT shall commence on the date hereof and shall end on December 31, 2004, unless extended by the BANK, with the consent of the EMPLOYEE, as provided in subsection (b) of this
Section 1 (the "TERM").

Extension. If the BANK determines to extend the TERM, the Board of Directors of the BANK shall review this AGREEMENT, document its justification and approval of this AGREEMENT in the board minutes, and the TERM shall be extended for a one-year period beyond the then effective expiration date. Any such extension shall be subject to the written consent of the EMPLOYEE.

Duties of the EMPLOYEE.

General Duties and Responsibilities. The EMPLOYEE shall serve as the Executive Vice President of the BANK. Subject to the direction of the Board of Directors of the BANK, the EMPLOYEE shall perform the duties and responsibilities customary for such office to the best of his ability and in accordance with the policies established by the Board of Directors of the BANK and all applicable laws and regulations. The EMPLOYEE shall perform such other duties not inconsistent with his position as may be assigned to him from time to time by the Board of Directors of the BANK; provided, however, that the BANK shall employ the EMPLOYEE during the TERM in a senior executive capacity without diminishment of the importance or prestige of his position.

Devotion of Entire Time to the Business of the BANK. The EMPLOYEE shall devote his entire productive time, ability and attention during normal business hours throughout the TERM to the faithful

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performance of his duties under this AGREEMENT. The EMPLOYEE shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization other than the BANK, Home Loan Financial Corporation (the "HOLDING COMPANY"), the sole shareholder of the BANK, or any subsidiary of the BANK or the HOLDING COMPANY without the prior written consent of the Board of Directors of the BANK; provided, however, that the EMPLOYEE shall not be precluded from (i) vacations and other leave time in accordance with Section 3(d) below, (ii) reasonable participation in community, civic, charitable or similar organizations, (iii) reasonable participation in industry-related activities, including, but not limited to, attending state and national trade association meetings and serving as an officer, director or trustee of a state or national trade association or Federal Home Loan Bank, (iv) serving as an officer or director of the HOLDING COMPANY or any subsidiary of the BANK or the HOLDING COMPANY and receiving a salary, director's fees or other compensation or benefits, as appropriate, or (v) pursuing personal investments which do not interfere or conflict with the performance of the EMPLOYEE's duties to the BANK.

Compensation.

Salary. The EMPLOYEE shall receive during the TERM an annual salary payable in equal installments not less often than monthly. The amount of such annual salary shall be $80,000.00 until changed by the Board of Directors of the BANK in accordance with Section 3(b) below.

Annual Salary Review. If the Board of Directors intends to extend this AGREEMENT pursuant to Section 1(b), on or before each anniversary of the date of this AGREEMENT the performance of the EMPLOYEE shall be reviewed by the Board of Directors of the BANK and the annual salary of the EMPLOYEE shall be set at an amount not less than $80,000.00, based upon the EMPLOYEE's individual performance and the overall profitability and financial condition of the BANK (the "ANNUAL REVIEW"). The results of the ANNUAL REVIEW shall be reflected in the minutes of the Board of Directors of the BANK.

Employee Benefit Programs. During the TERM, the EMPLOYEE shall be entitled to participate in all formally established employee benefit, bonus, pension and profit sharing plans and similar programs that are maintained by the BANK or the HOLDING COMPANY from time to time and all employee benefit plans or programs hereafter adopted in writing by the Board of Directors of the BANK or the HOLDING COMPANY for which senior management personnel of the BANK are eligible, including any employee stock ownership plan, stock option plan or other stock benefit plan (collectively, "BENEFIT PLANS") in accordance with the terms and conditions of such BENEFIT PLANS, including, but not limited to, satisfaction of any participation or vesting requirements. Notwithstanding any statement to the contrary contained elsewhere in this AGREEMENT, the BANK may at any time discontinue or terminate any BENEFIT PLAN now existing or hereafter adopted, to the extent permitted by the terms of such BENEFIT PLAN, and shall not be required to compensate the EMPLOYEE for such discontinuance or termination.

Vacation and Sick Leave. The EMPLOYEE shall be entitled, without loss of pay, to be absent voluntarily from the performance of his duties under this AGREEMENT in accordance with the policies periodically established by the Board of Directors of the BANK for senior management officials of the BANK. The EMPLOYEE shall be entitled to annual sick leave as established by the Board of Directors of the BANK for senior management officials of the BANK.

      (e) Expenses. In addition to any compensation received under Section 3(d), the BANK shall pay or reimburse the EMPLOYEE for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this AGREEMENT, including participation in industry-related activities.

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Termination of Employment.

General. In addition to the termination of the employment of the EMPLOYEE upon the expiration of the TERM, the employment of the EMPLOYEE shall terminate at any other time during the TERM (i) at the option of the BANK upon the delivery by the BANK of written notice of termination to the EMPLOYEE, or (ii) at the option of the EMPLOYEE upon delivery by the EMPLOYEE of written notice of termination to the BANK if, in connection with a CHANGE IN CONTROL (hereinafter defined), the present capacity or circumstances in which the EMPLOYEE is employed are materially adversely changed (including, but not limited to, a material reduction in responsibilities or authority or the assignment of duties or responsibilities substantially inconsistent with those normally associated with the EMPLOYEE's position described in Section 2(a) of this AGREEMENT, change of title or removal as a director of the BANK or the HOLDING COMPANY or the requirement that the EMPLOYEE regularly perform his principal executive functions more than thirty-five (35) miles from his primary office as of the date of the commencement of the TERM of this AGREEMENT) or the EMPLOYEE's compensation or other benefits provided under this AGREEMENT are reduced, unless the benefit reductions are part of a Company-wide reduction. For purposes of this AGREEMENT, an event shall be deemed to have occurred "in connection with a CHANGE OF CONTROL" if such event occurs within one year before or after a CHANGE OF CONTROL. The following subsections (I), (II) and (III) of this Section 4(a) shall govern the obligations of the BANK to the EMPLOYEE upon the occurrence of the events described in such subparagraphs:

      (I) Termination for JUST CAUSE. In the event that the BANK terminates the employment of the EMPLOYEE during the TERM because of the EMPLOYEE's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this AGREEMENT, willful violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or other minor offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this AGREEMENT ("JUST CAUSE"), the EMPLOYEE shall not receive, and shall have no right to receive, any compensation or other benefits for any period after such termination.

      (II) Termination in Connection with CHANGE OF CONTROL. In the event that the employment of the EMPLOYEE is terminated by the BANK in connection with a CHANGE OF CONTROL for any reason other than JUST CAUSE or is terminated by the EMPLOYEE as provided in Section 4(a)(ii) above, then the following shall occur:

            (A) The BANK shall promptly pay to the EMPLOYEE or to his beneficiaries, dependents or estate an amount equal to the EMPLOYEE's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ( "SECTION 280G");

            (B) The EMPLOYEE, his dependents, beneficiaries and estate shall continue to be covered at the BANK's expense under all health, life, disability and other benefit plans of the BANK in which the EMPLOYEE was a participant prior to the effective date of the termination of his employment as if the EMPLOYEE were still employed under this AGREEMENT until the earlier of the expiration of the TERM or the date on which the EMPLOYEE is included in another employer's benefit plans as a full-time employee; and

            (C) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the BANK hereunder, except as specifically stated in subparagraph (B) above.

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In the event that the value of the payments pursuant to this subsection (II), when combined with the value of other payments attributable to the same CHANGE OF CONTROL, would result in the imposition of a penalty tax pursuant to SECTION 280G, such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding such limits. This reduction will be applied through the following procedure:

            (i) First, at least 30 days before the payment is due under this subsection (II), the BANK will apprise the EMPLOYEE of the value of each of the benefits payable because of the CHANGE OF CONTROL and the maximum amount which may be paid under SECTION 280G without exceeding such limits and afford the EMPLOYEE an opportunity to select the benefit (or portion of the benefit) to be reduced.

            (ii) Second, if, before the end of that 30 day period, the EMPLOYEE apprises the BANK in writing of the benefit or benefits to be reduced (and the amount of each reduction), the EMPLOYEE'S election will be implemented and, subject to the next subparagraph, the adjusted payment made promptly.

If, before the end of that 30 day period, the EMPLOYEE does not apprise the BANK of the benefit or benefits to be reduced or if the amount of the reductions the EMPLOYEE specifies does not reduce the value of all benefits payable because of the CHANGE OF CONTROL to the maximum amount that may be paid under SECTION 280G without exceeding such limits, the BANK will reduce the amount payable under this agreement by an amount needed to ensure that the limits imposed under
SECTION 280G are not exceeded.

      (III) Termination not in Connection with CHANGE OF CONTROL. In the event that the employment of the EMPLOYEE is terminated before the expiration of the TERM not for JUST CAUSE and not in connection with a CHANGE OF CONTROL, then the following shall occur:

            (A) The BANK shall be obligated to continue to pay on a monthly basis, until the expiration of the TERM, to the EMPLOYEE, his designated beneficiaries or his estate, the annual salary in effect at the time of termination pursuant to Section 3 above, plus a cash bonus equal to the cash bonus, if any, paid to the EMPLOYEE in the twelve month period prior to the termination of employment;

            (B) The BANK shall continue to provide to the EMPLOYEE, at the BANK's expense, health, life, disability and other benefits substantially equal to those being provided to the EMPLOYEE at the date of termination of his employment until the earliest to occur of the expiration of the TERM or the date on which the EMPLOYEE is included in another employer's benefit plans as a full-time employee; and

            (C) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the BANK hereunder, except as specifically stated in subparagraph B above.

Death of the EMPLOYEE. The TERM shall automatically expire upon the death of the EMPLOYEE, unless the employment of the EMPLOYEE has been terminated prior to EMPLOYEE'S death pursuant to Section 4(a) of this AGREEMENT. In the event of such death, the EMPLOYEE's estate shall be entitled to receive the compensation due the EMPLOYEE through the last day of the calendar month in which the death occurred, except as otherwise specified herein.

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"Golden Parachute" Provision. Any payments made to the EMPLOYEE pursuant to this
AGREEMENT, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

Definition of "CHANGE OF CONTROL". A "CHANGE OF CONTROL" shall mean any one of the following events; (i) the acquisition of ownership or power to vote more than 25% of the voting stock of the BANK or the HOLDING COMPANY; (ii) the acquisition of the ability to control the election of a majority of the directors of the BANK or the HOLDING COMPANY; (iii) during any period of up to two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the BANK or the HOLDING COMPANY cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of the BANK or the HOLDING COMPANY was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board of Directors of the BANK or the HOLDING COMPANY; or (iv) the acquisition by any person or entity of "conclusive control" of the BANK within the meaning of 12 C.F.R. Section 574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R.
Section 574.4(b) that has not been rebutted in accordance with 12 C.F.R. Section 574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association or other organization, but does not include the EMPLOYEE and any person or persons with whom the EMPLOYEE is "acting in concert" within the meaning of 12 C.F.R. Part 574.

Special Regulatory Events. Notwithstanding the provisions of Section 4 of this AGREEMENT, the obligations of the BANK to the EMPLOYEE shall be as follows in the event of the following circumstances:

If the EMPLOYEE is suspended and/or temporarily prohibited from participating in the conduct of the BANK's affairs by a notice served under section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (hereinafter referred to as the "FDIA"), the BANK's obligations under this AGREEMENT shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the BANK shall pay the EMPLOYEE all or part of the compensation withheld while the obligations in this AGREEMENT were suspended and reinstate, in whole or in part, any of the obligations that were suspended;

If the EMPLOYEE is removed and/or permanently prohibited from participating in the conduct of the BANK's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the FDIA, all obligations of the BANK under this AGREEMENT shall terminate as of the effective date of such order; provided, however, that vested rights of the EMPLOYEE shall not be affected by such termination;

If the BANK is in default, as defined in section 3(x)(1) of the FDIA, all obligations under this AGREEMENT shall terminate as of the date of default; provided, however, that vested rights of the EMPLOYEE shall not be affected;

All obligations under this AGREEMENT shall be terminated, except to the extent of a determination that the continuation of this AGREEMENT is necessary for the continued operation of the BANK, (i) by the Director of the Office of Thrift Supervision (hereinafter referred to as the "OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the BANK under the authority contained in Section 13(c) of the FDIA or (ii) by the Director of the OTS, or his or her designee, at any time the Director of the OTS approves a supervisory merger to resolve problems related to the operation of the BANK or when the BANK is determined by the Director of the OTS to be in an unsafe or unsound condition; provided, however that no vested rights of the EMPLOYEE shall not be affected by any such termination; and

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The provisions of this Section 5 are governed by the requirements of 12 C.F.R.
Section 563.39(b) and in the event that any statements in this Section 5 are inconsistent with 12 C.F.R. Section 563.39(b), the provisions of 12 C.F.R.
Section 563.39(b) shall be controlling.

Consolidation, Merger or Sale of Assets. Nothing in this AGREEMENT shall preclude the BANK or the HOLDING COMPANY from consolidating with, merging into, or transferring all, or substantially all, of their assets to another corporation that assumes all of their obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term "BANK" as used herein, shall mean such other corporation or entity, and this AGREEMENT shall continue in full force and effect.

Confidential Information. The EMPLOYEE acknowledges that during his employment he will learn and have access to confidential information regarding the BANK and its customers and businesses. The EMPLOYEE agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any confidential information, unless or until the BANK consents to such disclosure or use or such information is otherwise legally in the public domain. The EMPLOYEE shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the BANK, its subsidiaries, or affiliates, or to any of the businesses operated by them, and the EMPLOYEE confirms that such information constitutes the exclusive property of the BANK. The EMPLOYEE shall not otherwise knowingly act or conduct himself to the material detriment of the BANK, its subsidiaries, or affiliates or in a manner which is inimical or contrary to the interests of the BANK.

Non-assignability. Neither this AGREEMENT nor any right or interest hereunder shall be assignable by the EMPLOYEE, his beneficiaries or legal representatives without the BANK's prior written consent; provided, however, that nothing in this Section 8 shall preclude the EMPLOYEE from designating a beneficiary to receive any benefits payable hereunder upon his death or the executors, administrators or other legal representatives of the EMPLOYEE or his estate from assigning any rights hereunder to the person or persons entitled thereto.

No Attachment. Except as required by law, no right to receive payment under this AGREEMENT shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

Binding Agreement. This AGREEMENT shall be binding upon, and inure to the benefit of, the EMPLOYEE and the BANK and their respective permitted successors and assigns.

Amendment of AGREEMENT. This AGREEMENT may not be modified or amended, except by an instrument in writing signed by the parties hereto.

Waiver. No term or condition of this AGREEMENT shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this AGREEMENT, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

Severability. If, for any reason, any provision of this AGREEMENT is held invalid, such invalidity shall not affect the other provisions of this AGREEMENT not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this AGREEMENT is held invalid or cannot be enforced, then any prior AGREEMENT between the BANK (or any predecessor thereof) and the EMPLOYEE shall be deemed reinstated to the full extent permitted by law, as if this AGREEMENT had not been executed.

Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this AGREEMENT.

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Governing Law. This AGREEMENT has been executed and delivered in the State of
Ohio and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Ohio, except to the extent that federal law is governing.

Effect of Prior Agreements. This AGREEMENT contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the BANK or any predecessor of the BANK and the EMPLOYEE.

Notices. Any notice or other communication required or permitted pursuant to this AGREEMENT shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

      If to the BANK:

            The Home Loan Savings Bank
            401 Main Street
            Coshocton, Ohio  43812-1580

      If to the EMPLOYEE:

            Mr. Kyle R. Hamilton
            508 East Russell Avenue West
            Lafayette, Ohio 43845

      IN WITNESS WHEREOF, the BANK has caused this AGREEMENT to be executed by its duly authorized officer, and the EMPLOYEE has signed this AGREEMENT, each as of the day and year first above written.

Attest:                                           The Home Loan Savings Bank

/s/ Marion M. Sutton                              By: /s/ Douglas L. Randles

Attest:

/s/ Marion M. Sutton                              /s/ Kyle R. Hamilton
----------------------------                      ------------------------------
                                                      Kyle R. Hamilton

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